Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Marketing	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Fourth Quarter and 2007 Annual Results

For the fourth quarter of 2007, highlights include:

•	Total revenues of $407.9 million

•	EBITDA of $95.5 million

•	Net income per fully diluted share of $0.20

•	Non-GAAP net income per fully diluted share of $0.23

•	Cash and cash equivalents of $274.6 million

•	Acquired CPU voltage and PC thermal monitoring products group from Analog Devices, Inc. on Dec. 31, 2007

•	Announced definitive agreement to acquire AMI Holdings, Inc. in an all-stock transaction

For 2007, highlights include:

•	Total revenues of $1.566 billion

•	Record product gross margin of 40.4 percent

•	EBITDA of $368.5 million

•	Net income per fully diluted share of $0.80

•	Non-GAAP net income per fully diluted share of $0.88

•	Repurchased approximately $55 million of common stock

PHOENIX, Ariz. – Jan. 31, 2008 – ON Semiconductor Corporation (NASDAQ: ONNN) today announced that total revenues in the fourth quarter of 2007 were $407.9 million, an increase of approximately one percent from the third quarter of 2007. Total revenues during the fourth quarter included approximately $385.1 million of product revenues and approximately $22.8 million of manufacturing services revenues. During the fourth quarter of 2007, the company reported net income of $61.1 million, or $0.20 per share on a fully diluted basis. Fourth quarter 2007 non-GAAP net income was $68.7 million or $0.23 per share on a fully diluted basis. During the third quarter of 2007, the company reported net income of $63.8 million, or $0.20 per share on a fully diluted basis. Third quarter 2007 non-GAAP net income was $70.9 million, or $0.22 per share on a fully diluted basis. A reconciliation of non-GAAP net income which is a non-GAAP financial measure, to the company’s net income prepared in accordance with U.S. GAAP is set forth in the attached schedule.

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ON Semiconductor Reports Fourth Quarter and 2007 Annual Results

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On a mix-adjusted basis, average selling prices in the fourth quarter of 2007 were down approximately one percent from the third quarter of 2007. The company’s total gross margin in the fourth quarter was 37.3 percent, a decrease of approximately 130 basis points as compared to the third quarter of 2007. Gross margins for product revenue were 39.4 percent during the fourth quarter of 2007 compared to 40.7 percent during the third quarter of 2007. The majority of the gross margin decrease during the fourth quarter was due to product mix and increases in manufacturing costs.

EBITDA for the fourth quarter of 2007 was $95.5 million, which included an approximately $1.0 million charge from restructuring, asset impairments and other. EBITDA for the third quarter of 2007 was $95.5 million and included charges of approximately $2.0 million associated with restructuring, asset impairments and other. A reconciliation of this non-GAAP financial measure to the company’s net income and net cash provided by operating activities prepared in accordance with U.S. GAAP is set forth in the attached schedule.

Total revenues for 2007 were $1.566 billion, an increase of 2 percent from $1.532 billion in 2006. During 2007, the company reported net income of $242.2 million and non-GAAP net income of $265.8 million. During 2006, the company reported net income of $272.1 million and non-GAAP net income of $278.2 million. The company’s total gross margin decreased by approximately 80 basis points to 37.7 percent in 2007 from 38.5 percent in 2006. The primary reason for this decrease is attributable to the lower gross margin associated with manufacturing services in 2007 versus 2006. The company’s product gross margin increased by approximately 60 basis points to 40.4 percent in 2007 from 39.8 percent in 2006.

“2007 was another solid year of performance for many of our business segments,” said Keith Jackson, ON Semiconductor president and CEO. “We saw 14 percent growth in our computing end-market as our power management integrated circuits were adopted by a number of leading computing OEMs. In December, we also completed our acquisition of the CPU Voltage and Thermal Products Group from Analog Devices, Inc. The acquisition expands our overall computing power management business and accelerates our notebook power management revenue growth. Our automotive end-market also had a record year with revenues growing by over 10 percent versus 2006 and representing our highest automotive end-market revenues since 2002. Our wireless and consumer electronics end-markets declined slightly in 2007 as two major customers in these end-markets significantly reduced their builds compared to 2006. In December, we also signed a definitive merger agreement to acquire AMI Holdings, Inc, parent company of AMI Semiconductor. We are excited to complete this transaction, with a target closing date in the first half of 2008. We believe this business complements our existing automotive and industrial businesses and adds new opportunities for ON Semiconductor in the medical and military/aerospace end-markets.

“While we remain optimistic about our growth prospects for 2008, the business climate has become more challenging over the last few weeks. To help ensure that we continue to generate strong cash flows and earnings for our shareholders, we intend to accelerate our stand-alone cost reduction programs including a continued focus on the consolidation of our manufacturing operations. Over the course of the next 12 to 18 months or so, we have identified a total of over $40 million of additional annualized primarily in manufacturing costs savings through actions that we have already taken and actions we expect to take. The rate of these savings is expected to increase over that period to greater than $10 million per quarter.”

ON Semiconductor Reports Fourth Quarter and 2007 Annual Results

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FIRST QUARTER 2008 OUTLOOK

“Based upon product booking trends, backlog levels, anticipated manufacturing services revenue and estimated turns levels, we anticipate that total revenues will be down approximately three percent to seven percent sequentially in the first quarter of 2008,” Jackson said. “Backlog levels at the beginning of the first quarter of 2008 were down from backlog levels at the beginning of the fourth quarter of 2007 and represent over 90 percent of our anticipated first quarter 2008 revenues. We expect that average selling prices for the first quarter of 2008 will be down approximately one percent sequentially. We expect our total gross margin in the first quarter of 2008 to be approximately 35.5 to 36.5 percent and our product gross margin to be approximately 37.5 to 38.5 percent. We expect the purchase accounting rules associated with our recent acquisition of the CPU Voltage and PC Thermal Products Group from Analog Devices, Inc. will negatively impact our total gross margins by approximately 50 basis points in the first quarter of 2008. This impact is already included in our gross margin guidance. We currently expect our stock-based compensation expense in accordance with FAS No. 123 (R) to be approximately $7 million in the first quarter of 2008 and amortization of intangibles associated with the CPU Voltage and Thermal Products Group to be approximately $2.5 million in the first quarter of 2008.”

TELECONFERENCE

ON Semiconductor will hold a conference call for the financial community at 4:30 p.m. Eastern time (ET) today to discuss the fourth quarter and 2007 annual results and other related material information. The company will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (703) 639-1357. ON Semiconductor will provide a dial-in replay approximately one hour following the live broadcast that will continue through approximately Feb. 7, 2008. The dial-in replay number is (703) 925-2533 and the access code is 1192319.

About ON Semiconductor

With its global logistics network and strong portfolio of power semiconductor devices, ON Semiconductor (NASDAQ: ONNN) is a preferred supplier of power solutions to engineers, purchasing professionals, distributors and contract manufacturers in the power supply, computer, consumer, portable/wireless, automotive and industrial markets. For more information, please visit ON Semiconductor’s website at http://www.onsemi.com.

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ON Semiconductor Reports Fourth Quarter and 2007 Annual Results

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. These forward-looking statements include, but are not limited to, statements related to the benefits of the proposed transaction between ON Semiconductor Corporation (“ON”) and AMIS Holdings, Inc. (“AMIS”) and the future financial performance of ON. Forward-looking statements also include information related to the first quarter of 2008 outlook and its booking trends, backlog levels, estimated turns levels, anticipated revenues, gross margins, average selling prices, stock based compensation expense and similar matters. These forward-looking statements are based on information available to ON and AMIS as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON’s or AMIS’ control. In particular, such risks and uncertainties include difficulties encountered in integrating merged businesses; the risk that the transaction does not close, including the risk that the requisite stockholder and regulatory approvals may not be obtained; the risk that ON is not able to repay or refinance AMIS’ outstanding debt prior to or concurrent with the completion of the merger transaction; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality its current products; the adverse impact of competitive product announcements; revenues and operating performance, changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with leverage and restrictive covenants in debt agreements, risks associated with international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2007, Quarterly Reports on Form 10-Q Current Reports on Form 8-K and other of ON’s SEC filings, and AMIS’ Annual Report on Form 10-K as filed with the SEC on February 28, 2007, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of AMIS’ SEC filings. These forward-looking statements should not be relied upon as representing ON’s or AMIS’ views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

In connection with ON’s proposed acquisition of AMIS Holdings, Inc. (“AMIS”), ON has filed with the SEC a preliminary Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus. Once finalized, the definitive Joint Proxy Statement/ Prospectus will be mailed to stockholders of ON and AMIS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by ON and AMIS through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when

ON Semiconductor Reports Fourth Quarter and 2007 Annual Results

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available) and other documents filed with the SEC from ON by directing a request to ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, AZ, 85008, Attention: Investor Relations (telephone: (602) 244-3437) or going to ON’s corporate website at www.onsemi.com, or from AMIS by directing a request to AMIS Holdings, Inc., 2300 Buckskin Road Pocatello, ID, 83201, Attention: Investor Relations (telephone: 208-233-4690) or going to AMIS’ corporate website at www.amis.com.

ON and AMIS, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding ON’s directors and executive officers is contained in its annual proxy statement filed with the SEC on April 11, 2007. Information regarding AMIS’ directors and executive officers is contained in AMIS’ annual proxy statement filed with the SEC on May 24, 2007. Additional information regarding the interests of such potential participants will be included in the definitive Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

ON Semiconductor Reports Fourth Quarter and 2007 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2007	September 28, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Product revenues	$385.1	$381.1	$364.5	$1,469.8	$1,431.2
Manufacturing services revenues	22.8	21.8	37.1	96.4	100.6

Net revenues	407.9	402.9	401.6	1,566.2	1,531.8

Cost of product revenues	233.4	226.0	211.0	876.5	861.1
Cost of manufacturing services revenues	22.2	21.3	32.9	99.2	81.7

Cost of revenues	255.6	247.3	243.9	975.7	942.8

Gross profit	152.3	155.6	157.7	590.5	589.0

Operating expenses:
Research and development	35.4	34.4	26.5	133.0	101.2
Selling and marketing	24.0	24.4	24.1	94.6	91.0
General and administrative	22.1	21.6	22.1	82.7	86.7
Restructuring, asset impairments and other, net	1.0	2.0	(10.2)	3.0	(6.9)

Total operating expenses	82.5	82.4	62.5	313.3	272.0

Operating income	69.8	73.2	95.2	277.2	317.0

Other income (expenses), net:
Interest expense	(10.1)	(9.6)	(11.9)	(38.8)	(51.8)
Interest income	4.2	3.1	3.4	13.0	11.8
Other	0.3	0.2	0.4	—	0.5
Loss on debt prepayment	—	—	(1.3)	(0.1)	(1.3)

Other income (expenses), net	(5.6)	(6.3)	(9.4)	(25.9)	(40.8)

Income before income taxes and minority interests	64.2	66.9	85.8	251.3	276.2
Income tax provision	(3.3)	(2.4)	2.9	(7.7)	(0.9)
Minority interests	0.2	(0.7)	(1.3)	(1.4)	(3.2)

Net income	$61.1	$63.8	$87.4	$242.2	$272.1

Net income per common share:
Basic:	$0.21	$0.22	$0.27	$0.83	$0.85

Diluted: (1)	$0.20	$0.20	$0.27	$0.80	$0.80

Weighted average common shares outstanding:
Basic	292.3	290.6	319.8	290.8	319.8

Diluted: (1)	301.3	317.8	327.1	301.2	342.1

(1)

Pursuant to the adoption of EITF 04-08, the diluted weighted average common shares outstanding includes 14.7 million shares for the year ended December 31,2006 from the assumed conversion of our zero coupon convertible notes.

ON Semiconductor Reports Fourth Quarter and 2007 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	December 31, 2007	September 29, 2007	December 31, 2006
Assets
Cash and cash equivalents	$274.6	$327.1	$268.8
Receivables, net	175.2	193.4	177.9
Inventories, net	220.5	216.5	212.7
Other current assets	68.3	41.0	34.3
Deferred income taxes	6.7	7.2	7.1

Total current assets	745.3	785.2	700.8
Property, plant and equipment, net	614.9	608.5	578.1
Goodwill	172.4	81.1	80.7
Intangible assets, net	57.5	8.7	10.4
Other assets	47.5	42.8	46.5

Total assets	$1,637.6	$1,526.3	$1,416.5

Liabilities, Minority Interests and Stockholders’ Deficit
Accounts payable	$163.5	$134.9	$165.7
Accrued expenses	101.3	105.4	111.7
Income taxes payable	3.5	2.1	3.2
Accrued interest	1.4	5.0	1.3
Deferred income on sales to distributors	120.4	115.7	123.2
Current portion of long-term debt	30.8	27.3	27.9

Total current liabilities	420.9	390.4	433.0
Long-term debt	1,128.6	1,112.2	1,148.1
Other long-term liabilities	46.8	52.4	35.8
Deferred income taxes	6.9	6.1	4.2

Total liabilities	1,603.2	1,561.1	1,621.1

Minority interests in consolidated subsidiaries	18.5	18.7	20.8

Common stock	3.4	3.4	3.3
Additional paid-in capital	1,419.6	1,411.3	1,356.4
Accumulated other comprehensive loss	(0.5)	(0.5)	(0.4)
Accumulated deficit	(1,051.4)	(1,112.5)	(1,284.7)
Treasury stock	(355.2)	(355.2)	(300.0)

Total stockholders’ equity (deficit)	15.9	(53.5)	(225.4)

Total liabilities, minority interests and stockholders’ deficit	$1,637.6	$1,526.3	$1,416.5

ON Semiconductor Reports Fourth Quarter and 2007 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Year End
	December 31, 2007	September 28, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net income	$61.1	$63.8	$87.4	$242.2	$272.1
Plus:
Depreciation and amortization	25.2	22.8	21.4	92.8	81.4
Interest expense	10.1	9.6	11.9	38.8	51.8
Interest income	(4.2)	(3.1)	(3.4)	(13.0)	(11.8)
Income tax provision	3.3	2.4	(2.9)	7.7	0.9

EBITDA*	95.5	95.5	114.4	368.5	394.4
Increase (decrease):
Interest expense	(10.1)	(9.6)	(11.9)	(38.8)	(51.8)
Interest income	4.2	3.1	3.4	13.0	11.8
Income tax provision	(3.3)	(2.4)	2.9	(7.7)	(0.9)
(Gain) or loss on sale or disposal of fixed assets	(1.5)	(1.3)	(6.1)	(9.1)	(5.8)
Proceeds, net of gain, from termination of interest rate swaps	(0.2)	(0.3)	—	0.3	—
Non-cash impairment of property, plant, and equipment	—	—	—	—	4.7
Amortization of debt issuance costs	1.0	1.0	0.8	4.1	2.8
Provision for excess inventories	0.8	0.6	2.5	6.7	18.7
Non-cash portion of loss on debt prepayment	—	—	1.3	0.1	1.3
Deferred income taxes	1.3	1.1	3.2	3.2	3.5
Stock compensation expense	5.6	4.1	3.0	16.5	10.2
Other	(0.6)	0.6	3.3	0.1	3.3
Changes in operating assets and liabilities	7.5	6.0	18.6	(39.8)	(35.6)

Net cash provided by operating activities	$100.2	$98.4	$135.4	$317.1	$356.6

*	EBITDA represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense. Not all of these items are necessarily included in the calculation of net income each quarter. EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. We use this measure, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME* AND

NON-GAAP NET INCOME PER COMMON SHARE*

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2007	September 28, 2007	December 31, 2006	December 31, 2007	December 31, 2006
GAAP net income	$61.1	$63.8	$87.4	$242.2	$272.1
Reconciling items:
Amortization of debt issuance costs	1.0	1.0	0.8	4.1	2.8
Non-cash stock compensation expense	5.6	4.1	3.0	16.5	10.2
Restructuring, asset impairments and other, net	1.0	2.0	(10.2)	3.0	(6.9)

Non-GAAP net income*	$68.7	$70.9	$81.0	$265.8	$278.2

GAAP net income per common share-diluted	$0.20	$0.20	$0.27	$0.80	$0.80
Reconciling items:
Amortization of debt issuance costs	0.003	0.003	0.002	0.014	0.008
Non-cash stock compensation expense	0.019	0.013	0.009	0.055	0.030
Restructuring, asset impairments and other, net	0.003	0.006	(0.031)	0.010	(0.020)

Non-GAAP net income per common share*-diluted	$0.23	$0.22	$0.25	$0.88	$0.82

*	“Non-GAAP net income” and the related “non-GAAP net income per share” are non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe these measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. Non-GAAP net income, which we reconcile to net income, excludes: amortization of debt issuance costs, non-cash stock compensation expense, costs associated with early retirement of debt, purchased in-process research and development, purchase accounting charges, amortization of acquisition-related intangibles, and restructuring, asset impairments and other, net charges. Not all of these items are necessarily included in the calculation of net income each quarter. Non-GAAP net income per share is derived from non-GAAP net income, using the same measures of outstanding shares as are used to calculate net income per share in accordance with GAAP.